UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2006

OPSWARE INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-32377	94-3340178
(Commission File Number)	(IRS Employer Identification No.)

599 N. Mathilda Avenue, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 744-7300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.                                    OTHER EVENTS.

In March 2006, Benjamin A. Horowitz adopted a pre-arranged stock trading plan for sales of the Registrant’s common stock in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. Mr. Horowitz is the President and CEO of the Registrant and will file Forms 4 evidencing sales under the stock trading plan as required under Section 16 of the Securities Exchange Act of 1934.

Mr. Horowitz’s stock trading plan is intended to achieve a gradual diversification of a fraction of his present holdings by enabling him to sell an aggregate of up to 400,000 shares of the Registrant’s common stock at per share prices ranging from $9.87 to $11.89.  Sales under the stock trading plan may occur over a period of approximately one year, ending on March 31, 2007. As of February 28, 2006, Mr. Horowitz beneficially owned 5,567,368 shares of the Registrant’s common stock and held unvested stock options to purchase an additional 852,085 shares of the Registrant’s common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2006	OPSWARE INC.

	By:	/s/ Sharlene P. Abrams
Sharlene P. Abrams
Chief Financial Officer
(Duly Authorized Officer and Principal
Financial and Accounting Officer)